Exhibit (a)(1)(vi)

Notice of Withdrawal of Tender

Regarding Shares in Blackstone Private Credit Fund

For Clients of For Clients of Charles Schwab & Co., Inc.,

National Financial Services LLC / Fidelity Brokerage Services LLC and

UBS Financial Services Inc.

Tendered Pursuant to the Offer to Purchase

Dated May 3, 2021

The Offer and withdrawal rights will expire on May 28, 2021

and this Notice of Withdrawal must be received by

the Fund’s Transfer Agent, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on May 28, 2021, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail	Fax: (816) 256-8862
DST Systems Inc. Attn: Blackstone Private Credit Fund P.O. Box 219270 Kansas City, MO 64121	FOR ADDITIONAL INFORMATION CALL: (833) 750-0319

Overnight Mail

DST Systems Inc. Attn: Blackstone Private

Credit Fund

430 W 7th Street, Suite 219270

Kansas City, MO 64105

You are responsible for confirming that this Notice is received timely by DST Systems Inc., the Fund’s transfer agent. To assure good delivery, please send this page to DST Systems Inc. and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip:
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Notice of Withdrawal of Tender

Regarding Shares in Blackstone Private Credit Fund

For Clients of Morgan Stanley Smith Barney LLC

Tendered Pursuant to the Offer to Purchase

Dated May 3, 2021

The Offer and withdrawal rights will expire on May 28, 2021

and this Notice of Withdrawal must be received by

a Morgan Stanley Advisor or Private Wealth Advisor by 11:59 p.m.,

Eastern Time, on May 28, 20211, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

PLEASE SEND COMPLETED FORMS TO YOUR MORGAN STANLEY FINANCIAL ADVISOR / PRIVATE WEALTH ADVISOR

You are responsible for confirming that this Notice is received timely by a Morgan Stanley Financial Advisor or Private Wealth Advisor If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip:
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

[1]	You also have the ability to submit this Notice of Withdrawal of Tender until 11:59 of the Tender Offer Expiration Date by submitting the executed forms to BCRED.AI@DSTSYSTEMS.com.

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Individual Retirement Account

Morgan Stanley Smith Barney LLC hereby executes this Letter of Transmittal not in its corporate capacity but solely as Custodian of the Individual Retirement Account of the subscriber. Further, all representations, warranties and covenants (including indemnities) set forth herein are being made by the subscriber, not Morgan Stanley Smith Barney LLC.

Signature of Morgan Stanley Smith Barney LLC, as Custodian

Title of Authorized Person Signing for Morgan Stanley Smith Barney LLC, as Custodian

Dated